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                                                                     Exhibit 1.2

                              The Chubb Corporation

                   16,000,000 Common Stock Purchase Contracts
                    $400,000,000 2.25% Senior Notes Due 2008

                                 in the form of

                        16,000,000 7.00% Corporate Units

                             Underwriting Agreement

                                                              New York, New York
                                                                   June 18, 2003

Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013

Goldman, Sachs & Co.
85 Broad Street
New York, NY 10004

Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center, North Tower
New York, NY 10080

As Representatives of the several Underwriters

Ladies and Gentlemen:

         The Chubb Corporation, a corporation organized under the laws of New Jersey (the "COMPANY"), proposes to issue and sell to the several underwriters named in Schedule II hereto (the "UNDERWRITERS"), for whom you (the "REPRESENTATIVES") are acting as representatives, the number of its Common Stock Purchase Contracts set forth in Schedule I hereto (each a "PURCHASE CONTRACT" and collectively the "PURCHASE CONTRACTS") and the aggregate principal amount of its debt securities identified in Schedule I hereto (the "NOTES") (said Purchase Contracts and Notes to be issued and sold by the Company being hereinafter called the "UNDERWRITTEN SECURITIES") and, at the election of the Underwriters, an option to purchase up to the number of additional Purchase Contracts and additional aggregate principal amount of Notes set forth in Schedule I hereto (the "OPTION SECURITIES"; the Option Securities, together with the Underwritten Securities, being hereinafter called the "SECURITIES"). The

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Purchase Contracts and Notes will be issued together in the form of 7.00%
Corporate Units (the "CORPORATE UNITS"), each of which will represent one Purchase Contract and $25 principal amount of the Notes. The Purchase Contracts will be issued under a Purchase Contract Agreement dated as of the Closing Date (as defined herein) (the "PURCHASE CONTRACT AGREEMENT") between the Company and Bank One Trust Company, N.A., as Purchase Contract agent (the "PURCHASE CONTRACT AGENT"). Each Purchase Contract will obligate the holder to purchase from the Company on August 16, 2006 for a settlement price of $25 in cash the number of shares of Common Stock, $1.00 par value (the "COMMON STOCK") of the Company specified in the Purchase Contract Agreement, together with the rights (the "RIGHTS") evidenced by such Common Stock to the extent provided in the Rights Agreement dated as of March 12, 1999 between the Company and EquiServe Trust Company, N.A. The Notes will be issued under the Senior Indenture (the "INDENTURE") dated as of October 25, 1989 between the Company and Bank One Trust Company, N.A., successor in interest to the First National Bank of Chicago, as trustee (the "TRUSTEE"). The holders of the Corporate Units will pledge their interests in the Notes represented by the Corporate Units to BNY Midwest Trust Company, as collateral agent (the "COLLATERAL AGENT"), under a Pledge Agreement dated as of the Closing Date (the "PLEDGE AGREEMENT") among the Company, the Purchase Contract Agent and the Collateral Agent to secure their obligations under the Purchase Contracts to purchase shares of Common Stock. The Company simultaneously proposes to issue and sell 13,500,000 shares of Common Stock (or 15,525,000 if the Underwriters exercise their option to purchase additional shares in full). The offering of the Securities and the Common Stock are not conditioned on each other. To the extent there are no additional Underwriters listed on Schedule II other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 17 hereof.

         1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this
Section 1.

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                  (a)      The Company meets the requirements for use of Form
         S-3 under the Act and has prepared and filed with the Commission a registration statement (the file number of which is set forth in Schedule I hereto) on Form S-3, including a related basic prospectus, for registration under the Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including a Preliminary Final Prospectus, each of which has previously been furnished to you. The Company will next file with the Commission one of the following: (i) after the Effective Date of such registration statement, a final prospectus supplement relating to the Securities in accordance with Rules 430A and 424(b), (ii) prior to the Effective Date of such registration statement, an amendment to such registration statement (including the form of final prospectus supplement) or (iii) a final prospectus in accordance with Rules 415 and 424(b). In the case of clause (i), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the Final Prospectus. As filed, such final prospectus supplement or such amendment and form of final prospectus supplement shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Final Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x);

                  (b) On the Effective Date, the Registration Statement did or will, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date and on any date on which Option Securities are purchased, if such date is not the Closing Date (a "SETTLEMENT DATE"), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Final Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Final Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact

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         necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to
         (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto);

                  (c) The Company and each of its subsidiaries that is a "significant subsidiary" within the meaning of Rule 1-02 of Regulation S-X (each a "Subsidiary") have been duly incorporated and are validly existing as corporations in good standing under the laws of the jurisdiction in which they are chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate their properties and conduct their business as described in the Final Prospectus, and are duly qualified to do business as foreign corporations and are in good standing under the laws of each jurisdiction in which the conduct of their business or their ownership or leasing of property requires such qualification, except to the extent the failure to be so qualified or in good standing would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries taken as a whole (a "MATERIAL ADVERSE EFFECT");

                  (d) All the outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Final Prospectus, all outstanding shares of capital stock of the Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances, except in each case as would not have a Material Adverse Effect;

                  (e) Since the respective dates as of which information is given in the final Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business,
         (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except

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         for regular dividends on the Common Stock in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any of its capital stock.

                  (f) The Company's authorized equity capitalization is as set forth in the Final Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Final Prospectus; the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable; and the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Final Prospectus, no options, Purchase Contracts or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding;

                  (g) Each of the Purchase Contract Agreement and the Pledge Agreement has been duly authorized by the Company, and when executed and delivered by the Company, will each constitute a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity); and the Purchase Contracts have been duly authorized, and, when executed and authenticated in accordance with the provisions of the Purchase Contract Agreement and delivered to and paid for by the Underwriters pursuant to this Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Purchase Contract Agreement;

                  (h) The Corporate Unit certificates have been duly and validly authorized and on the Closing Date will be duly executed and delivered;

                  (i) (i) The shares of Common Stock issuable upon exercise of the Purchase Contracts have been duly authorized and reserved and, when issued upon exercise of the Purchase Contracts in accordance with the terms of the Purchase Contracts, will be validly issued, fully paid and non-assessable, and the issuance of such shares will not be subject to any preemptive or similar rights and (ii) the Rights, if any, issuable upon exercise of the Purchase Contracts have been duly authorized and, when and if issued upon exercise of the Purchase Contracts in accordance with the terms of the Purchase Contract Agreement and the Rights Agreement, will have been validly issued;

                  (j) The Indenture has been duly authorized, executed and delivered, has been duly qualified under the Trust Indenture Act, and

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         constitutes a valid and binding instrument enforceable against the
         Company in accordance with its terms (subject to applicable bankruptcy, insolvency and similar laws affecting creditors rights generally and to general principles of equity); and the Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture;

                  (k) There is no franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements in the Final Prospectus under the headings "Description of the Equity Units", "Description of the Purchase Contracts", "Certain Provisions of the Purchase Contracts, the Purchase Contract Agreement and the Pledge Agreement", "Description of the Senior Notes", "Description of Debt Securities", "Description of Capital Stock", "Description of Purchase Contracts" and "United States Federal Income Tax", and the statements in the Final Prospectus incorporated by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2002 under the headings: Item 1. "Business--Regulation, Premium Rates and Competition" and Item 3. "Legal Proceedings", insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings;

                  (l) This Agreement has been duly authorized, executed and delivered by the Company;

                  (m) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended;

                  (n) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been or will have been obtained prior to the Closing Date under the Act and the Trust Indenture Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Final Prospectus;

                  (o) Neither the issue and sale of the Securities, nor the compliance of the Company with the terms of the Securities nor the

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         consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its Subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Subsidiaries or any of its or their properties except in the case of clauses (ii) and (iii) as would not reasonably be expected to have a Material Adverse Effect;

                  (p) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement;

                  (q) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Final Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein); and the statutory financial statements of the Company's subsidiaries that are insurance companies (the "COMPANY INSURANCE SUBSIDIARIES"), from which certain ratios and other statistical data filed or incorporated by reference as part of the Registration Statement have been derived have for each relevant period been prepared in all material respects in conformity with statutory accounting practices required or permitted by the insurance laws of their respective states of domicile, and the rules and regulations promulgated thereunder, and such statutory accounting practices have been applied on a consistent basis throughout the periods involved, except as may otherwise be indicated therein or in the notes thereto;

                  (r) No action, suit or proceeding by or before any court or governmental agency, authority (including proceedings of any insurance regulatory authority) or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated

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         hereby or (ii) would reasonably be expected to have a Material Adverse
         Effect, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto);

                  (s) Neither the Company nor any Subsidiary is in violation or default of (i) any provision of its charter or bylaws,
         (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Subsidiary or any of its properties, as applicable, except in the case of clauses (ii) and (iii) for any violations or defaults which would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect;

                  (t) Ernst & Young LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Final Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder;

                  (u) There are no transfer taxes or other similar fees or charges under Federal law or the law of any states, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities;

                  (v) No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary's capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other Subsidiary of the Company, except as described in or contemplated by the Final Prospectus;

                  (w) The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and
         (iv) the recorded

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         accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

                  (x) The Company and its Subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities (including any insurance regulatory authority) necessary to conduct their respective businesses as presently conducted (except as would not reasonably be expected to have a Material Adverse Effect), and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto);

                  (y) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities; and

                  (z) There is and has been no failure on the part of the Company and any of the Company's directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the "SARBANES-OXLEY ACT"), including Section 402 related to loans and Sections 302 and 906 related to certification; and

                  (aa) Except as disclosed in the Registration Statement and the Final Prospectus and other than its co-investment with Goldman, Sachs & Co. in Allied World Assurance Holdings, Ltd., the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

         Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

         2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price set forth in Schedule I

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hereto, the amount of the Underwritten Securities set forth opposite such
Underwriter's name in Schedule II hereto.

         (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants to the several Underwriters the right to purchase at their election, severally and not jointly, up to the maximum number of Option Securities set forth in Schedule I hereto at the same purchase price per Option Security as the Underwriters shall pay for the Underwritten Securities, for the sole purpose of covering sales of Purchase Contracts and Notes, in the form of Corporate Units, in excess of the number of Underwritten Securities. No adjustment shall be made to the purchase price on any Option Security for any accrued interest. Said option may be exercised only if the Underwriters sell more than the number of Underwritten Securities. Said option may be exercised in whole or in part at any time (but not more than once) on or before the Business Day preceding the 13th day after the Closing Date upon written or telegraphic notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are exercising the option and the settlement date (which shall not be later than the 13th day after the Closing Date). The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional Option Securities.

         3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "CLOSING DATE"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Underwritten Securities and the Option Securities shall be made in the form of Corporate Units delivered through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

         If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives, at the place in the City of New York, New York and on the date specified by the Representatives

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(which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to
Section 6 hereof.

         4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

         5.       Agreements. (a) The Company agrees with the several
Underwriters that:

                           (i) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Basic Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Final Prospectus is otherwise required under Rule 424(b), the Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (A) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (B) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (C) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (D) of any request by the Commission or its staff for any amendment of the Registration Statement, or

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                  any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (E) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (F) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

                           (ii) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (A) notify the Representatives of such event, (B) prepare and file with the Commission, subject to the second sentence of Section 5(a)(i), an amendment or supplement which will correct such statement or omission or effect such compliance and (C) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

                           (iii) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

                           (iv)     The Company will furnish to the
                  Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Final Prospectus and the Final Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

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

                           (v) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay any fee of the National Association of Securities Dealers, Inc., in connection with its review of the offering; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

                           (vi) The Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, until the Business Day set forth on
                  Schedule I hereto, provided, however, that (A) the Company may issue and sell 13,500,000 shares of Common Stock (or 15,525,000 if the Underwriters exercise their option to purchase additional shares of Common Stock in full) in the concurrent offering, (B) the Company may issue and sell Common Stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time, (C) the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time and (D) the Company may issue stock options and restricted stock to employees, provided that such options are not exercisable, and such restricted stock grants do not vest, before such date.

                           (vii) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                           (viii)   The Company shall apply to list the
                  Securities for trading on the New York Stock Exchange promptly after the Closing Date.

                           (ix) The Company will comply in all material respects with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and will use its best efforts to cause the Company's directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including without limitation, the provisions of the Sarbanes-Oxley Act.

                           (x) The Company will not take, directly or indirectly any action designed to or that would constitute or that might reasonably be expected to cause or result in under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                  (b) Each Underwriter severally represents and agrees that:

                           (i) it has not offered or sold and, prior to the expiry of six months from the Closing Date, will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

                           (ii) it has only communicated and caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 ("FSMA")) received by it in connection with the issue or sale of any International Securities in circumstances in which section 21(1) of the FSMA does not apply to the Company;

                           (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done

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

                  by it in relation to the Securities in, from or otherwise involving the United Kingdom; and

                           (iv)     the offer in The Netherlands of the
                  Securities is exclusively limited to persons who trade or invest in securities in the conduct of a profession or business (which includes banks, stockbrokers, insurance companies, pension funds, other institutional investors and finance companies and treasury departments of large enterprises).

         6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

                  (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Final Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Final Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                  (b) The Company shall have requested and caused Joanne L. Bober, General Counsel for the Company, to have furnished to the Representatives her opinion, dated the Closing Date and addressed to the Representatives, substantially in the form set forth in Exhibit B.

                  (c) The Company shall have requested and caused Debevoise & Plimpton, outside counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, substantially in the form set forth in Exhibit C.

                  (d) The Company shall have requested and caused Drinker Biddle & Reath LLP, outside New Jersey counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, substantially in the form set forth in Exhibit D.

                  (e) The Representatives shall have received from Davis Polk & Wardwell, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (f) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman or Vice Chairman of the Board or the President and the principal financial or accounting officer or the treasurer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, any supplements to the Final Prospectus and this Agreement and that:

                           (i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied in all material respects with all the agreements and satisfied in all material respects all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                           (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                           (iii) since the date of the most recent financial statements included or incorporated by reference in the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse change in on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

                  (g) The Company shall have requested and caused Ernst & Young LLP to have furnished to the Representatives, at the Execution

         Time and at the Closing Date, letters (which may refer to letters previously delivered to one or more of the Representatives), dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the respective applicable rules and regulations adopted by the Commission thereunder and that they have performed a review of the unaudited interim financial information of the Company for the three-month period ended March 31, 2003, and as at March 31, 2003, in accordance with Statement on Auditing Standards No. 100, and stating in effect, except as provided in Schedule I hereto, that:

                           (i) in their opinion the audited financial statements and financial statement schedules included or incorporated by reference in the Registration Statement and the Final Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission;

                           (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and the executive, finance and audit committees of the Company and the Subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to March 31, 2003, nothing came to their attention which caused them to believe that:

                                    (A)      any unaudited financial statements
                           included or incorporated by reference in the Registration Statement and the Final Prospectus do not comply as to form in all material respects with applicable accounting requirements of the Act and with the related rules and regulations adopted by the Commission with respect to financial statements included or incorporated by reference in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement and the Final Prospectus;

                                    (B)      with respect to the period
                           subsequent to March 31, 2003, there were any increases, at a specified date not more than five days prior to the date of the letter, in the long-term debt of the Company and its subsidiaries or decreases in the shareholders' equity of the Company as compared with the amounts shown on the March 31, 2003 consolidated balance sheet included or incorporated by reference in the Registration Statement and the Final Prospectus, or for the period from April 1, 2003 to May 31, 2003 there were any decreases, as compared with the corresponding period in the preceding year, in total revenues or premiums earned of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; or

                                    (C)      the information included or
                           incorporated by reference in the Registration Statement and Final Prospectus in response to Regulation S-K, Item 301 (Selected Financial Data),
                           Item 302 (Supplementary Financial Information), Item 402 (Executive Compensation) and Item 503(d) (Ratio of Earnings to Fixed Charges) is not in conformity with the applicable disclosure requirements of Regulation S-K;

                           (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Final Prospectus and in Exhibit 12 to the Registration Statement, including the information set forth under the captions "Summary Historical Financial Data" and "Capitalization" in the Final Prospectus, the information included or incorporated by reference in Items 5-8 and 10-13 inclusive of the Company's Annual Report on Form 10-K, incorporated by reference in the Registration Statement and the Final Prospectus, and the information included in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included or incorporated by reference in the Company's Quarterly Reports on Form 10-Q, incorporated by reference in the Registration Statement and the Final Prospectus, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

         References to the Final Prospectus in this paragraph 6(g) include any supplement thereto at the date of the letter.

                  (h) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in Section 6(g) or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or
         (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto).

                  (i) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

                  (j) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

                  (k) The Company shall have used commercially reasonable best efforts to furnish, at the Execution Time, and the Company shall have furnished, on or prior to the Closing Date, to the Representatives a letter substantially in the form of Exhibit A hereto from each executive officer and director of the Company addressed to the Representatives.

         If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

         The documents required to be delivered by this Section 6 shall be delivered at the office of Davis Polk & Wardwell, counsel for the Underwriters, at 450 Lexington Avenue, on the Closing Date.

         7. Reimbursement of Underwriters' Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

         8. Indemnification and Contribution. The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

         (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors and each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading "Underwriting": (i) the table listing the Underwriters and their respective participation in the sale of the Securities,
(ii) following the table of underwriters and their shares, the second paragraph and the fifth paragraph (including the four bullets thereunder relating to the international offerings) and (iii) following the table regarding underwriting discounts and commissions, the first, second, and third paragraphs in any Preliminary Final Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Final Prospectus or the Final Prospectus.

         (c)      Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph 8(a) or 8(b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph 8(a) or 8(b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

         (d) In the event that the indemnity provided in paragraph 8(a) or 8(b) is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "LOSSES") to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph 8(d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph 8(d).

         9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

         10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time
(a) trading in the Company's Common Stock shall have been suspended by the Commission on the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on the New York Stock Exchange, (b) a banking moratorium shall have been declared either by Federal or New York State authorities or (c) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Prospectus (exclusive of any supplement thereto).

         11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in
Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

         12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention:
General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to the General Counsel, The Chubb Corporation (fax no.: 908-903-3607) and confirmed to it at the office of the General Counsel, The Chubb Corporation, 15 Mountain View Road, Warren, New Jersey 07059.

         13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in
Section 8 hereof, and no other person will have any right or obligation hereunder.

         14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

         15. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

         16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

         17. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

         "ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "BASIC PROSPECTUS" shall mean the prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Effective Date including any Preliminary Final Prospectus.

         "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

         "COMMISSION" shall mean the Securities and Exchange Commission.

         "EFFECTIVE DATE" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "EXECUTION TIME" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

         "FINAL PROSPECTUS" shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus.

         "PRELIMINARY FINAL PROSPECTUS" shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus, together with the Basic Prospectus.

         "REGISTRATION STATEMENT" shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

         "RULE 415", "RULE 424", "RULE 430A" and "RULE 462" refer to such rules under the Act.

         "RULE 430A INFORMATION" shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

         "RULE 462(b) REGISTRATION STATEMENT" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

         "TRUST INDENTURE ACT" shall mean the Trust Indenture Act of 1939, as amended and the rules and regulations of the Commission promulgated thereunder.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

                                        Very truly yours,

                                        The Chubb Corporation

                                        By: /s/ JOHN D. FINNEGAN
                                            ------------------------------------
                                            John D. Finnegan
                                            Chief Executive Officer

The foregoing Agreement is
hereby confirmed and accepted
as of the date specified in
Schedule I hereto.

Citigroup Global Markets Inc.

By: /s/ RICHARD SPIRO

Goldman, Sachs & Co.

By: /s/ GOLDMAN, SACHS & CO.

Merrill Lynch, Pierce, Fenner & Smith
           Incorporated

By: /s/ JOSEPH E. CONSOLINO

For themselves and the other
several Underwriters, if any,
named in Schedule II to the
foregoing Agreement.

                                                                      SCHEDULE I

Underwriting Agreement dated...................................   June 18, 2003

Registration Statement No......................................   333-104310

Title, Purchase Price and Number of Securities:

    Title:.....................................................   Common Stock Purchase
                                                                  Contracts

                                                                  2.25% Senior Notes due
                                                                  August 16, 2008

                                                                  issued together in the
                                                                  form of

                                                                  7.00% Corporate Units,
                                                                  each representing one
                                                                  Common Stock Purchase
                                                                  Contract and $25
                                                                  principal amount of
                                                                  2.25% Senior Notes

    Purchase Price Per Corporate Unit..........................   $24.25

    Price to Public Per Corporate Unit                            $25.00

    Number of Underwritten Securities
    to be sold by the Company..................................   16,000,000 Common
                                                                  Stock Purchase Contracts

                                                                  $400,000,000 aggregate
                                                                  principal amount of 2.25%
                                                                  Senior Notes due August 16,
                                                                  2008

                                                                  issued together in the form of

                                                                  16,000,000 7.00%
                                                                  Corporate Units

     Maximum Number of Option
     Securities to be sold by the Company.....................    2,400,000 Common Stock
                                                                  Purchase Contracts

                                                                  $60,000,000 aggregate
                                                                  principal amount of 2.25%
                                                                  Senior Notes due 2008

                                                                  issued together in the form of

                                                                  2,400,000 7.00% Corporate
                                                                  Units

Closing Date, Time and Location                                   June 24, 2003,
                                                                  10 a.m. (New York City time),

                                                                  Davis Polk & Wardwell
                                                                  450 Lexington Avenue
                                                                  New York, New York

Date referred to in Section 5(a)(vi) after which the Company may offer or sell securities without the consent of the Representative(s): September 18, 2003

Modification of items to be covered by the letter from Ernst & Young delivered pursuant to Section 6(f) at the Execution Time:

                                                                     SCHEDULE II

                                                                          NUMBER OF UNDERWRITTEN
                                                                        SECURITIES TO BE PURCHASED
                                                     ----------------------------------------------------------------
                                                     PURCHASE CONTRACTS           NOTES ($)           CORPORATE UNITS
                                                     ------------------         ------------          ---------------
Citigroup Global Markets Inc. ....... ............            4,533,334         $113,333,350                4,533,334
Goldman, Sachs & Co. ................ ............            4,533,333         $113,333,325                4,533,333
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated ............ ............            4,533,333         $113,333,325                4,533,333
ABN AMRO Rothschild LLC ............. ............              800,000         $ 20,000,000                  800,000
BNY Capital Markets, Inc. ........... ............              800,000         $ 20,000,000                  800,000
HSBC Securities (USA) Inc. .......... ............              800,000         $ 20,000,000                  800,000
                                                     ------------------         ------------          ---------------
     Total .......................... ............           16,000,000         $400,000,000               16,000,000
                                                     ==================         ============          ===============

                                                                       EXHIBIT A

                 [LETTERHEAD OF EXECUTIVE OFFICER OR DIRECTOR OF
                             THE CHUBB CORPORATION]

                              THE CHUBB CORPORATION

                               PUBLIC OFFERING OF

                         COMMON STOCK PURCHASE CONTRACTS
                        SENIOR NOTES DUE AUGUST 16, 2008

                         IN THE FORM OF CORPORATE UNITS

                                                                   June 18, 2003

Citigroup Global Markets Inc.
Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
As Representatives of the several Underwriters,

care of:

Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013

Ladies and Gentlemen:

         This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "UNDERWRITING AGREEMENT"), between The Chubb Corporation, a New Jersey corporation (the "COMPANY"), and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of Common Stock Purchase Contracts and Senior Notes of the Company.

         In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of the Representatives offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of the Underwriting Agreement. The foregoing shall not apply to (i) the exercise of options outstanding as of the Execution Time, (ii) dispositions of common stock by gift to members of, or to trusts established for the benefit of, members of the undersigned's immediate family provided that any such recipient agrees in writing as a condition to receiving such common stock to be bound by the restrictions set forth in this letter or (iii) dispositions of common stock by the undersigned by bona fide gift to charitable organizations.

         If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

                                        Yours very truly,

                                        By: ____________________________________
                                                  [SIGNATURE OF EXECUTIVE
                                                  OFFICER OR DIRECTOR]
                                            Name: [NAME AND ADDRESS OF EXECUTIVE
                                                  OFFICER OR DIRECTOR]

                                                                       EXHIBIT B

       FORM OF OPINION OF JOANNE L. BOBER, GENERAL COUNSEL TO THE COMPANY
                               TO THE EFFECT THAT:

         (i) The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each foreign jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, or is subject to no material liability or disability by reason of failure to be so qualified in any such jurisdiction;

         (ii) To the best of such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property of the Company or any of its Subsidiaries is the subject which would individually or in the aggregate reasonably be expected to have a material adverse effect on the consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries; and, to the best of such counsel's knowledge, no such proceedings are threatened;

         (iii) The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture, the Purchase Contract Agreement, the Pledge Agreement, the Remarketing Agreement and the Underwriting Agreement and the consummation of the transactions therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to me to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound to or which any of the property or assets of the Company or any of its Subsidiaries is subject, nor will such actions result in any violations of the provisions of the Restated Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation known to me of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties, such as would be material to the business of the Company and its subsidiaries taken as a whole;

         (iv) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the other transactions contemplated by the Underwriting Agreement, the Indenture, the Purchase Contract Agreement, the Pledge Agreement or the Remarketing Agreement.

                                                                       EXHIBIT C

                   FORM OF OPINION OF DEBEVOISE & PLIMPTON LLP
                               TO THE EFFECT THAT:

         (i) The Indenture has been duly authorized, executed and delivered by the Company under the laws of the State of New York and qualified under the Trust Indenture Act of 1939, as amended, and is a valid, binding and enforceable agreement of the Company subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, to general principles of equity (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing;

         (ii) The Notes have been duly authorized and, when executed by the Company in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be valid, binding and enforceable obligations of the Company, entitled to the benefits of the Indenture subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, to general principles of equity (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing;

         (iii) The Purchase Contract Agreement has been duly authorized, executed and delivered by the Company under the laws of the State of New York and is a valid, binding and enforceable agreement of the Company subject to the qualification that the waiver of stay and extension laws in Section [6.06] of the Purchase Contract Agreement may be unenforceable;

         (iv) The Certificates (as defined in the Purchase Contract Agreement) representing the Purchase Contracts have been duly authorized, executed and delivered by the Company under the laws of the State of New York and the Purchase Contracts represented by the Certificates (as defined in the Purchase Contract Agreement) are valid, binding and enforceable obligations of the Company entitled to the benefits of the Purchase Contract Agreement subject to the qualification that the waiver of stay and extension laws in Section 6.06 of the Purchase Contract Agreement may be unenforceable;

         (v) The Pledge Agreement has been duly authorized, executed and delivered by the Company under the laws of the State of New York and is a valid, binding and enforceable agreement of the Company;

         (vii) The Underwriting Agreement has been duly authorized, executed and delivered by the Company under the laws of the State of New York;

         (viii) The statements set forth under the headings "Description of the Equity Units", "Description of the Purchase Contracts", "Certain Provisions of the Purchase Contracts, the Purchase Contract Agreement and the Pledge Agreement", "Description of the Senior Notes" and "United States Federal Income Tax" in the Final Prospectus and the statements set forth under the headings "Description of the Debt Securities" and "Description of Stock Purchase Contracts and Stock Purchase Units" in the Basic Prospectus, insofar as such statements purport to summarize legal matters and certain provisions of the Securities, the Purchase Contract Agreement, the Pledge Agreement, the Remarketing Agreement, the Underwriting Agreement and the Indenture are accurate and fair summaries of such legal matters and provisions in all material respects.

         (ix) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended;

         (x) The documents incorporated by reference in the Registration Statement and the Final Prospectus (except the financial statements and schedules and other financial data included therein, as to which such counsel need express no opinion), as of the Execution Time, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, other than Regulation S-T;

         (xi) The Registration Statement has become effective under the Act; any required filing of the Basic Prospectus, any Preliminary Final Prospectus and the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement and the Final Prospectus (other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; and such counsel has no reason to believe that on the Effective Date, or the date the Registration Statement was last deemed amended, or on the date of the Underwriting Agreement the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus as of its date on the Closing Date included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion).

                                                                       EXHIBIT D

                  FORM OF OPINION OF DRINKER BIDDLE & REATH LLP
                               TO THE EFFECT THAT:

         (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New Jersey will full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Basic Prospectus and Final Prospectus;

         (ii) The Company's authorized equity capitalization is as set forth in the Final Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Final Prospectus; the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable;

         (iii) The holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities;

         (iv) (1) The Shares of Common Stock issuable upon exercise of the Purchase Contracts have been duly authorized and reserved and, when issued upon exercise of the Purchase Contracts in accordance with the term of the Purchase Contracts, will be validly issued, fully paid and non-assessable, and the issuance of such shares will not be subject to any preemptive or similar rights and (2) the Rights, if any, issuable upon exercise of the Purchase Contracts in accordance with the terms of the Purchase Contract Agreement and the Rights Agreement, will have been validly issued;

         (v) The Underwriting Agreement, the Purchase Contract Agreement, the Pledge Agreement and the Remarketing Agreement, the Purchase Contracts and the Certificates (as defined in the Purchase Contract Agreement) have been duly authorized by the Company;

         (vi) The Indenture and the Notes have been duly authorized by the Company; and

         (vii) Neither the issue and the sale of the Securities, nor the compliance of the Company with the terms of the Securities, nor the consummation of any other of the transactions contemplated by the Underwriting Agreement, nor the fulfillment of the terms thereof, will conflict with, result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to the Certificate of Incorporation or by-laws of the Company or Chubb Capital Corporation.

D-1